SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 9, 2004

Hanover Direct, Inc.

(Exact Name of Registrant as Specified in Charter)

1-12082

(Commission File Number)

Delaware	13-0853260

(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation)	Identification Number)

115 River Road, Building 10
Edgewater, New Jersey	07020

(Address of Principal	(Zip Code)
Executive Offices)

     Registrant’s telephone number, including area code: (201) 863-7300

(Former Name or Former Address, if Changed Since Last Report)

ITEM 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
SIGNATURES
EX-20.2 PRESS RELEASE

SECTION 4. MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)

     On November 10, 2004, Hanover Direct, Inc. announced that management and the Audit Committee of the Board of Directors concluded that the Company’s financial statements for the fiscal years ended December 25, 1999, December 30, 2000, December 29, 2001, December 28, 2002 and December 27, 2003 and the fiscal quarters ended March 29, 2003, June 28, 2003, September 27, 2003, March 27, 2004 and June 26, 2004 should no longer be relied upon and should be restated as a result of an error in the accounting treatment of discount obligations due to members of certain of the Company’s buyer’s club programs for three of its catalogs since 1998. At the time of the announcement, the cumulative impact of this error as of June 26, 2004 was in the process of being determined by the Company. However, it did result in the overstatement of revenues and the omission of the related liability for discount obligations for fiscal periods as early as 1998. The Company has completed its review of the issue and believes that the cumulative impact of this error on previously issued financial statements through June 26, 2004 is a reduction of revenue and related income of approximately $2.6 million, subject to the completion by its independent registered public accountants of their audit and review of the figures. The Company will file the restated audited financial statements and related auditors’ report by amending its Annual Report on Form 10-K for the fiscal year ended December 27, 2003 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 27, 2004 and June 26, 2004 as promptly as practicable.

     On November 10, 2004, the Company also announced that it had filed a Form 12b-25 Notification of Late Filing with the Securities and Exchange Commission seeking to extend the deadline for filing its Quarterly Report on Form 10-Q for the fiscal quarter ended September 25, 2004 up to five calendar days in order to calculate accurately the precise impact of the discount obligations due to members of certain of the Company’s buyer’s club programs on the historical financial statements. The Company was not able to file its Quarterly Report on Form 10-Q for the fiscal quarter ended September 25, 2004 within the five calendar day extension period but will file its Quarterly Report on Form 10-Q for the fiscal quarter ended September 25, 2004 as soon as it is able.

     On November 17, 2004, the Company further announced that the Audit Committee of the Board of Directors of the Company is investigating the matters heretofore disclosed by the Company and other accounting-related matters with the assistance of independent outside counsel. As a result of the foregoing, the Company has been advised by the American Stock Exchange that it will halt trading of the Company's Common Stock until such time as the investigation is complete and the Company has filed all relevant periodic reports with the Securities and Exchange Commission.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS.

     Exhibit 20.2 — Press Release dated November 17, 2004 of Hanover Direct, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANOVER DIRECT, INC.

(Registrant)
November 17, 2004	By:	/s/ Charles E. Blue
		Name:	Charles E. Blue
		Title:	Senior Vice President and Chief Financial Officer